UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2026

Change Agents Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

(Address of principal executive offices, including ZIP code)

(732) 780-4400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	CHGA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Loan and Security Agreement

On July 24, 2026, the Company entered into a Business Loan and Security Agreement (the “Business Loan Agreement”) with a commercial funding source (the “Lender”), pursuant to which the Company obtained a loan from the Lender in the principal amount of $825,000 (the “Business Loan”), with net proceeds to the Company of $254,350, following the payment of an administration fee $41,500 and repayment in full of the prior loan (the “March 2026 Loan”) from Lender in the amount of $529,400, with a total repayment amount of $1,188,000, including interest charges of $363,000 (assuming all payments are made on time and the Business Loan is not prepaid) repayable in 30 weekly installments of $37,125 beginning July 29, 2026 with a maturity date of March 3, 2027.. Pursuant to the Business Loan Agreement, the Company granted the Lender a continuing security interest in certain collateral (as defined in the Business Loan Agreement). In connection with the Business Loan, the Company issued Lender a Confessed Judgement Secured Promissory Note (the “Secured Note”) dated July 24, 2026 in the amount 825,000 with a maturity date of March 3, 2027. The Company’s wholly-owned subsidiaries, Avalon Healthcare System Inc., Avalon Laboratory Services, Inc., and Avalon Quantum AI LLC guaranteed the Business Loan and the Secured Note.

The restrictive covenants include customary restrictions on the Company's ability to incur additional debt; make investments; grant or incur liens on assets; sell assets; engage in mergers, consolidations, liquidations or dissolutions; engage in transactions with affiliates; and make dividend payments. In addition, the Loan Agreement contains customary representations and warranties, affirmative covenants and events of default.

The foregoing descriptions of the Business Loan Agreement and Secured Note are not complete and are qualified in their entirety by reference to the full text of the Business Loan Agreement and Secured Note, copies of which are filed as Exhibit 10.1 and 4.1, respectively to this Current Report on Form 8-K and is incorporated by reference herein.

Forbearance Letter Agreement

On July 24, 2026, the Company entered into a Forbearance Letter Agreement with Lender under which the Lender agreed to forbear the payment due under the March 2026 Loan, including any enforcement of rights thereunder relating to default, pending closing of the Business Loan. In consideration of the forbearance, the Company agreed to issue Lender 360,000 shares (the “Commitment Shares”) of its common stock, par value $0.0001 per share and granted Lender “piggyback” registration rights with respect to the Commitment Shares.

The foregoing descriptions of the Forbearance Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Forbearance Letter Agreement, a copies of which is filed as Exhibit 10.2 this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Business Loan and the Secured Note is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Commitment Shares is incorporated by reference into this Item 3.02. The Commitment Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
4.1	Confessed Judgment Secured Promissory Note dated July 24, 2026
10.1	Business Loan Agreement dated July 24, 2026
10.2	Forbearance Letter Agreement dated July 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2026	Change Agents Corporation

/s/ Sam Knipper
Sam Knipper
Chief Financial Officer